UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2015

Victory Energy Corporation
(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564462
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Bee Caves Road, Suite 608 Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)
(512) 347-7300
(Registrant’s telephone number, including area code)
 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Termination of a Material Definitive Agreement

On May 11, 2015, Victory Energy Corporation (the “Company”) terminated its previously disclosed non-binding letter of intent (the “LOI”) with Lucas Energy, Inc. (“Lucas”), pursuant to its terms, which permitted either the Company or Lucas to terminate the LOI by written notification to the other party. As previously disclosed, the LOI contemplated the combination of the businesses of the Company and Lucas by way of a merger (the “Proposed Business Combination”). The Company also notified Lucas pursuant to the Pre-Merger Loan and Funding Agreement between the Company and Lucas dated February 26, 2015 (the “Loan Agreement”), as well as the related promissory note, and that it will not extend any further credit to Lucas under the Loan Agreement. The Company and Lucas are currently negotiating a mutual settlement.

Item 7.01 Regulation FD Disclosure.

On May 15, 2015, the Company issued a press release announcing the termination of the LOI. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

99.1	Press Release dated May 15, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Victory Energy Corporation

Dated: May 15, 2015	/s/ Kenneth Hill
Kenneth Hill Chief Executive Officer

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